UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 14, 2023

Standard BioTools Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000
South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Standard BioTools Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on June 14, 2023. The Company’s stockholders voted to approve its Amended and Restated 2011 Equity Incentive Plan (the “Amended Plan”) increasing the number of shares of common stock reserved for issuance thereunder by 4,700,000 shares.
The Amended Plan is described in further detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”), which description is incorporated herein by reference. The complete text of the Amended Plan is set forth in Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 18, 2023 (the “Record Date”), the Company had 78,666,309 shares of common stock, 127,780 shares of Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”) and 127,779 shares of Series B-2 Convertible Preferred Stock (“Series B-2 Preferred Stock”) issued and outstanding. The holders of the Company’s capital stock (including votes related to the Company’s Series B-1 Preferred Stock and Series B-2 Preferred Stock) were entitled to an aggregate of 153,830,705 votes as of the close of business on the Record Date. A total of 139,536,659 votes, or approximately 90.71% of the total voting power of the shares of the Company’s capital stock issued and outstanding and entitled to vote at the Annual Meeting (including votes related to the Company’s Series B-1 Preferred Stock and Series B-2 Preferred Stock) were represented in person or by proxy at the Annual Meeting. The following proposals are described in detail in the Proxy Statement. The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting are set forth below:

1. Election of Class I Directors. The following nominees were elected to serve as Class I directors, to hold office until the Company’s 2026 annual meeting of stockholders or until their respective successors have been duly elected and qualified or their earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Egholm, Ph.D.	120,101,799	1,362,966	18,071,894
Fenel M. Eloi	120,414,232	1,050,533	18,071,894

2. Advisory Vote on Approval of Executive Compensation. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2022 was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,659,482	21,330,720	474,563	18,071,894

3. Advisory Vote on Frequency of Vote to Approve Executive Compensation. The proposal to approve, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company’s named executive officers was ratified as one year by the following vote:

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions	Broker Non-Votes
120,966,667	163,420	221,890	112,788	18,071,894

4. Approval of the Amended and Restated 2011 Equity Incentive Plan. The proposal to approve the Company’s Amended and Restated 2011 Equity Incentive Plan to increase the shares of common stock reserved thereunder by 4,700,000 shares was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,601,367	11,404,808	458,590	18,071,894

5. Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was approved by the following vote:

Votes For	Votes Against	Abstentions
139,270,633	233,343	32,683

6. Election of B-1 Director and B-2 Director.
The holders of Series B-1 Preferred Stock, voting separately as a class, voted all shares of Series B-1 Preferred Stock to nominate and elect Eli Casdin to the Company’s board of directors in connection with the Annual Meeting.

Nominee	Votes For	Votes Withheld
Eli Casdin	127,780	-

The holders of Series B-2 Preferred Stock, voting separately as a class, voted all shares of Series B-2 Preferred Stock to nominate and elect Martin D. Madaus to the Company’s board of directors in connection with the Annual Meeting.

Nominee	Votes For	Votes Withheld
Martin D. Madaus	127,779	-
    Accordingly, after consideration of these voting results and other factors, the Company’s board of directors has determined that the Company will hold future non-binding, advisory votes of stockholders to approve the compensation of the named executive officers on an annual basis until the next non-binding stockholder vote on the frequency of stockholder votes on executive compensation, or until the Company’s board of directors otherwise determines a different frequency for such non-binding votes.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1+	Standard BioTools Inc. Amended and Restated 2011 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+    Management compensation plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023	STANDARD BIOTOOLS INC.

	By:	/s/ Jeffrey Black
	Name:	Jeffrey Black
	Title:	Chief Financial Officer